Exhibit 10.5

Execution Version

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of April 22, 2024, by and among BurTech Acquisition Corp., a Delaware corporation (“Acquiror”), BurTech Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), Blaize, Inc., a Delaware corporation (the “Company”) and, solely for purposes of Section 3.1 and Section 3.5, Burkhan Capital LLC, a Delaware limited liability company (“Burkhan”). Acquiror, Merger Sub, the Company and, solely with respect to Section 3.1 and Section 3.5, Burkhan are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, the Parties previously entered into the Agreement and Plan of Merger, dated as of December 22, 2023 (the “Merger Agreement”), on the terms and subject to the conditions set forth in this Amendment;

WHEREAS, the Parties desire to amend the Merger Agreement pursuant to Section 11.1 of the Merger Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.             Amendments to the Merger Agreement. Effective as of the execution hereof, the Parties agree that:

(a)           Recitals. A new seventeenth recital is hereby added to the Merger Agreement as follows:

WHEREAS, Acquiror, Sponsor and the Company have entered into a backstop agreement, substantially in the form attached hereto as Exhibit I, pursuant to which, among other things, the Sponsor has agreed to purchase a number of shares of Acquiror Class A Common Stock from Acquiror immediately prior to the Closing, if necessary, to provide that the sum of the Trust Amount and the funds received by Acquiror pursuant to the Backstop Agreement equals or exceeds the Backstop Amount.

(b)           Amendments to Section 1.1.

The definition of “Aggregate Company Shares” in Section 1.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Aggregate Company Shares” means, without duplication, (i) the sum of the number of shares of Company Common Stock that are (a) issued and outstanding immediately prior to the Effective Time (after giving effect to the Company Security Conversion and the Warrant Event, but excluding (w) any shares of Burkhan Company Stock, (x) any shares of Company Common Stock issued upon exercise of warrants to purchase shares of Company Common Stock issued by the Company on or after April 22, 2024, (y) any shares of Company Common Stock issued upon conversion of convertible notes issued by the Company on or after April 22, 2024 (together with the shares of Company Common Stock in clause (x), the “Excluded Company Stock”) and (z) any shares of Company Common Stock to be cancelled pursuant to Section 3.2(d)) and (b) issuable upon the exercise or settlement of Company Awards (in each case, whether or not vested or currently exercisable) that are outstanding immediately prior to the Effective Time minus (ii) a number of shares of Company Common Stock equal to the quotient of (x) the Aggregate Option Exercise Price divided by (y) the Per Company Share Merger Consideration.

The definition of “Available Acquiror Cash” in Section 1.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Available Acquiror Cash” means, without duplication, (i) the Trust Amount, plus (ii) the proceeds of any Private Placement Investment actually received by Acquiror prior to or substantially concurrently with the Closing (provided, that, for the avoidance of doubt, Available Acquiror Cash shall exclude any financing proceeds that are subject to any conditions that have not been duly satisfied, waived or achieved prior to the Closing (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof)), plus (iii) the aggregate gross proceeds of $5,000,000 received by the Company pursuant to that certain Note Purchase Agreement, dated as of July 3, 2023, by and among the Company and the lenders party thereto, plus (iv) any and all proceeds from Company Financings received by the Company after the date hereof and prior to or substantially concurrently with the Closing (including, for the avoidance of doubt, the aggregate gross proceeds received by the Company from the issuance of the Burkhan Convertible Notes and the Burkhan Warrants), plus (v) the amount contributed by or on behalf of Sponsor pursuant to the Backstop Agreement, minus (vi) the amount required to pay all Acquiror Transaction Expenses (including, for the avoidance of doubt, any deferred underwriting commissions and Acquiror Extension Expenses) and all Company Transaction Expenses.

The definition of “Base Merger Consideration” in Section 1.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Base Merger Consideration” means the aggregate number of shares of Acquiror Class A Common Stock equal to (a) the quotient (such quotient, the “Company Base Merger Consideration”) obtained by dividing (i) the sum of (x) the Base Purchase Price, plus (y) $70,000,000, by (ii) $10.00, plus (b) the product of (i) the number of shares of Burkhan Company Stock multiplied by (ii) the Per Company Share Merger Consideration, plus (c) the product of (i) the number of shares of Excluded Company Stock multiplied by (ii) the Per Company Share Merger Consideration.

The definition of “Base Purchase Price” in Section 1.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Base Purchase Price” means an amount equal to $767,000,000.

The definition of “Company Financing” in Section 1.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Company Financing” means a private placement of (i) secured convertible promissory notes of the Company by, or any other form of investment in or financing of (either directly or indirectly), the Company that is consummated with Burkhan and/or its Affiliates and/or nominees after the date hereof and prior to or substantially concurrently with the Closing providing up to an aggregate amount of $25,000,000 to the Company, and (ii) equity, equity-linked or debt securities of the Company by, or any other form of investment or financing of (either directly or indirectly), the Company that is consummated with any Person (other than Burkhan and/or its Affiliates and/or nominees) after the date hereof and prior to or substantially concurrently with the Closing; provided, that, any investment or financing described in this clause (ii) (x) shall not be senior in right of payment or rights upon liquidation or dissolution to the Burkhan Convertible Notes, and (y) shall not have a higher interest rate, or a higher conversion rate for purposes of a conversion of such financing instrument, in each case, than the applicable rate set forth in the Burkhan Convertible Notes; provided, however, that notwithstanding anything to the contrary contained herein, the Parties agree and acknowledge that the private placement of equity, equity-linked or debt securities of the Company by, or any other form of investment or financing of (either directly or indirectly), the Company that is consummated with RT-AI I, LLC, Ava Investors SA and their respective Affiliates on or about April 22, 2024 shall constitute a Company Financing for all purposes of this Agreement.

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The following definitions are hereby added in Section 1.1 of the Merger Agreement in alphabetical order with respect to the existing definitions contained therein:

“Backstop Agreement” shall mean that certain Backstop Agreement, dated as of April 22, 2024, by and among Acquiror, Sponsor, and the Company.

“Backstop Amount” means $30,000,000.

“Cash Ratio” means the ratio equal to (x) Available Acquiror Cash, divided by (y) the Minimum Cash Amount.

“Excluded Company Stock” has the meaning specified within the definition of “Aggregate Company Shares.”

“Proportionate Shares Number” means (i) 325,000 Acquiror Class A Common Stock multiplied by (ii) the Cash Ratio.

(c)           Amendment to Section 3.1(a). Section 3.1(a) is hereby amended and restated in entirety as follows:

(a)	Burkhan and/or its Affiliates and/or nominees, on the one hand, and the Company, on the other hand, have entered into (x) convertible promissory notes pursuant to that certain Note Purchase Agreement, dated as of July 3, 2023, by and among the Company and the lenders party thereto (the “Burkhan Convertible Notes”) and (y) pre-funded warrants in substantially the form attached hereto as Exhibit H to purchase up to a number of shares of Company Common Stock that, following the conversion of Company Common Stock pursuant to Section 3.2, would result in up to 2,000,000 shares of Acquiror, which pre-funded warrants shall have an aggregate exercise price of $20,000 and a purchase price of $20,000 (the “Burkhan Warrants”, together with Burkhan Convertible Notes, the “Burkhan Instruments”, and any shares of Company Common Stock issuable upon the conversion or exercise of the Burkhan Instruments, the “Burkhan Company Stock”). Immediately prior to the Effective Time, (i) any Burkhan Convertible Notes that remain outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted, together with all accrued and unpaid interest thereon, into the right to receive a number of shares of Company Common Stock in accordance with the terms of such Burkhan Convertible Notes, and (ii) the outstanding Burkhan Warrants will automatically be exercised in full for shares of Company Common Stock, in accordance with the terms of such Burkhan Warrants (collectively the “Burkhan Conversion Event”).

(d)           Amendment to Section 3.5(b). Section 3.5(b) is hereby amended and restated in entirety as follows:

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(b)   Following the Closing, within ten (10) Business Days after the occurrence of a Triggering Event, Acquiror shall issue or cause to be issued to Burkhan the following shares of Acquiror Class A Common Stock (the “Burkhan Earnout Shares” and, together with the Company Earnout Shares, the “Earnout Shares”), upon the terms and subject to the conditions set forth in this Agreement and the Ancillary Agreements:

(i)            Upon the occurrence of Triggering Event I, a one-time issuance of Burkhan Earnout Shares in an amount equal to the sum of (x) 325,000 plus (y) the Proportionate Shares Number;

(ii)           Upon the occurrence of Triggering Event II, a one-time issuance of Burkhan Earnout Shares in an amount equal to the sum of (x) 325,000 plus (y) the Proportionate Shares Number;

(iii)          Upon the occurrence of Triggering Event III, a one-time issuance of Burkhan Earnout Shares in an amount equal to the sum of (x) 325,000 plus (y) the Proportionate Shares Number; and

(iv)          Upon the occurrence of Triggering Event IV, a one-time issuance of Burkhan Earnout Shares in an amount equal to the sum of (x) 325,000 plus (y) the Proportionate Shares Number.

(e)           Amendment to Section 3.5(c). Section 3.5(c) is hereby amended and restated in entirety as follows:

(c)   For the avoidance of doubt, the Eligible Holders shall be entitled to receive Earnout Shares, as applicable, upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall (i) the Eligible Company Holders be entitled to receive more than an aggregate of 15,000,000 Company Earnout Shares or (ii) Burkhan be entitled to receive more than an aggregate of 2,600,000 Burkhan Earnout Shares; provided, further, that each Triggering Event may be achieved at the same time or on overlapping days.

(f)            Amendment to Section 7.9. Section 7.9 is hereby amended and restated in entirety as follows:

Prior to the Closing Date, Acquiror shall approve and adopt an equity incentive plan in form and substance mutually agreed upon between the Company and Acquiror (the “Equity Incentive Plan”) that provides for grants of awards to eligible service providers and an employee stock purchase plan in form and substance mutually agreed upon between the Company and Acquiror (the “ESPP”) pursuant to which eligible participants may purchase shares of Acquiror Common Stock. The initial aggregate share reserves under the Equity Incentive Plan and ESPP will represent twenty percent (20%) of the aggregate number of shares of Acquiror Common Stock issued and outstanding immediately after the Closing. In addition, (a) the Equity Incentive Plan will provide for an annual increase to the initial share reserve thereof on the first day of each calendar year during the term of the Equity Incentive Plan equal to 7% of the aggregate number of shares of Acquiror Common Stock issued and outstanding on the last day of the immediately preceding calendar year, and (b) the ESPP will provide for an annual increase to the initial share reserve thereof on the first day of each calendar year during the term of the ESPP equal to 1% of the aggregate number of shares of Acquiror Common Stock issued and outstanding on the last day of the immediately preceding calendar year.

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(g)           Amendment to Section 9.3. A new Section 9.3(f) is hereby added to Section 9.3 of the Merger Agreement as follows:

(f)    The sum of the Trust Amount plus the amount of immediately available funds received by Acquiror pursuant to purchases of shares of Acquiror Class A Common Stock on the terms provided in the Backstop Agreement shall be no less than the Backstop Amount.

(h)          Amendment to Section 10.1(h). Section 10.1(h) of the Merger Agreement is hereby amended and restated in entirety as follows: [Reserved].

(i)           Amendment to Section 10.1(i). Section 10.1(i) of the Merger Agreement is hereby amended and restated in entirety as follows: [Reserved].

(j)            Amendment to Exhibit F. The form of Lock-Up Agreement attached to the Merger Agreement as Exhibit F is hereby replaced in entirety with the form of Lock-Up Agreement attached as Annex A to this Amendment.

(k)           Exhibit I. The form of Backstop Agreement attached as Annex B to this Amendment is hereby added as Exhibit I to the Merger Agreement.

2.            No Further Amendment. The Parties agree that, except as expressly provided herein, all other provisions of the Merger Agreement shall continue unmodified, and the Merger Agreement, as amended by this Amendment, remain in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment forms an integral and inseparable part of the Merger Agreement.

3.            References. All references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement (as amended hereby) and references in the Merger Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to December 22, 2023.

4.            Other Miscellaneous Terms. Sections 11.2 through 11.5, Sections 11.7 through 11.8, Sections 11.10 through 11.16 and Section 11.18 of the Merger Agreement (as amended by this Amendment) shall apply mutatis mutandis to this Amendment, as if set forth in full herein.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BURTECH ACQUISITION CORP.

By:	/s/ Shahal Khan
Name:	Shahal Khan
Title:	Chief Executive Officer

BURTECH MERGER SUB INC.

By:	/s/ Shahal Khan
Name:	Shahal Khan
Title:	President

BLAIZE, INC.

By:	/s/ Dinakar Munagala
Name:	Dinakar Munagala
Title:	Chief Executive Officer

BURKHAN CAPITAL LLC
(solely for purposes of Section 3.1 and Section 3.5)

By:	/s/ Shahal Khan
Name:	Shahal Khan
Title:	Chief Executive Officer

[Signature Page to Amendment to Agreement and Plan of Merger]

Annex A

Exhibit F

Form of Lock-Up Agreement

[See attached]

Final Form

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of [ ˜ ], is made and entered into by and among Blaize Holdings, Inc., a Delaware corporation (formerly known as BurTech Acquisition Corp.) (the “Company”), and the Persons (as defined in the Merger Agreement (as defined below)) set forth on Schedule I hereto (such Persons, together with any other Person who hereafter becomes a party to this Agreement pursuant to Section 2 or Section 7 of this Agreement, the “Securityholders” and each, a “Securityholder”).

WHEREAS, the Company, BurTech Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), Blaize, Inc., a Delaware corporation (“Legacy Blaize”), and, solely for limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company, entered into that certain Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement), dated as of December 22, 2023, pursuant to which, among other things, on the date hereof Merger Sub will merge with and into Legacy Blaize, with Legacy Blaize surviving as a wholly owned subsidiary of the Company, on the terms and conditions set forth therein (the “Merger”);

WHEREAS, upon the Closing, each of the Securityholders will own equity interests in the Company; and

WHEREAS, in connection with the Merger, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on transfer of equity interests in the Company.

NOW, THEREFORE, the parties agree as follows:

1.             Subject to the exceptions set forth herein, each Securityholder agrees not to, without the prior written consent of the board of directors of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, any shares of Acquiror Common Stock held by it immediately after the Effective Time, any shares of Acquiror Common Stock issuable upon the exercise or settlement, as applicable, of Acquiror Options or Acquiror RSUs held by it immediately after the Effective Time (other than shares of Acquiror Common Stock issued or issuable upon the exercise of Acquiror Private Placement Warrants), or any other securities convertible into or exercisable or exchangeable for Acquiror Common Stock held by it immediately after the Effective Time (other than Acquiror Private Placement Warrants) (collectively, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until the date that is 180 days after the Closing Date (the “Lock-Up Period”), subject to the early release provisions set forth in Section 4 below.

2.             The restrictions set forth in Section 1 shall not apply to:

(i)	in the case of an entity, Transfers (A) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners, shareholders or equity holders of the undersigned;

(ii)	in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii)	Transfers relating to Acquiror Common Stock or other securities convertible into or exercisable or exchangeable for Acquiror Common Stock acquired in open market transactions after the Closing; provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(ix)	the exercise of stock options or warrants to purchase shares of Acquiror Common Stock or the vesting of stock awards of Acquiror Common Stock and any related transfer of shares of Acquiror Common Stock in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of Acquiror Common Stock, it being understood that all shares of Acquiror Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period;

(x)	Transfers to the Company pursuant to any contractual arrangement in effect at the Effective Time that provides for the repurchase by the Company or forfeiture of Acquiror Common Stock or other securities convertible into or exercisable or exchangeable for Acquiror Common Stock in connection with the termination of the Securityholder’s service to the Company;

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(xi)	the entry, by a Securityholder, at any time after the Effective Time, of any trading plan providing for the sale of shares of Acquiror Common Stock by a Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any shares of Acquiror Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(xii)	Transfers in the event of completion of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s securityholders having the right to exchange their shares of Acquiror Common Stock for cash, securities or other property;

(xiii)	Transfers of any shares of Acquiror Common Stock issuable upon the exchange at Closing of the Company Common Stock that is issuable upon the exercise of the Burkhan Warrants (the “Burkhan Warrant Stock”); provided, however, that the 2,000,000 shares of the Burkhan Warrant Stock issued pursuant to Burkhan Warrant No. CS-1 may not be Transferred by Burkhan (or BurTech LP LLC, if applicable) without the consent of a majority of the members of an independent committee of the board of directors of the Company comprised of two (2) individuals designated by Legacy Blaize and one (1) individual designated by BurTech LP LLC; and

(xiv)	Transfers to satisfy any U.S. federal, state, or local income tax obligations of a Securityholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction;

provided, however, that (A) in the case of clauses (i) through (vii), such permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such permitted transferee shall expressly refer only to the immediate family of the applicable Securityholder and not to the immediate family of the permitted transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing Persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

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3.             In the event that the Company releases or waives, in full or in part, any party from a lock-up agreement entered into in connection with the Closing, then the same number of Lock-Up Shares held by the undersigned as held by such released party shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. The foregoing provisions of this paragraph will not apply if (i) the release or waiver is granted to a holder of Acquiror Common Stock in connection with a follow-on public offering of Acquiror Common Stock pursuant to a registration statement filed with the SEC, whether or not such offering or sale is wholly or partially a secondary offering of the Acquiror Common Stock, and the undersigned, only to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Acquiror Common Stock or “piggyback” on a registration statement filed by the Company for the offer and sale of its Acquiror Common Stock, has been given an opportunity to participate on a basis consistent with such contractual rights in such follow-on offering, (ii) (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer, (iii) the aggregate number of Lock-Up Shares affected by such releases or waivers (whether in one or multiple releases or waivers) with respect to any particular beneficial or record holder of Lock-Up Shares is less than or equal to 1% of the total number of outstanding shares of Acquiror Common Stock then outstanding (on a fully-diluted basis, calculated as of the date of such release or waiver), or (iv) the Company determines in its sole discretion that a release or waiver should be granted to a record or beneficial holder of Lock-Up Shares due to circumstances of emergency or hardship. In the event that the Company changes, amends, modifies or waives (other than to correct a typographical error) any particular provision of any other lock-up agreement entered into in connection with the Closing, then the undersigned shall be offered the option (but not the requirement) to make a corresponding change, amendment, modification or waiver to this Agreement, which option may be exercised by a written consent executed by the Securityholders holding a majority of the shares of Acquiror Common Stock then held by the Securityholders in the aggregate as to which this Agreement has not been terminated, executed in the same manner as this Agreement and which makes reference to this Agreement, and which changes, amendments, modifications or waivers, if approved in accordance with the terms hereof, will thereafter be binding on all of the undersigned.

4.             This Agreement shall terminate upon the earlier of (i) the expiration of the Lock-Up Period, (ii) the closing of a liquidation, merger, stock exchange, reorganization or other similar transaction after the Closing Date that results in all of the public stockholders of the Company having the right to exchange their shares of Acquiror Common Stock for cash securities or other property, (iii) the first date on which the last reported sale price of the Acquiror Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof and (iv) the liquidation of the Company.

5.             In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

6.             This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing, executed by the Company and the Securityholders holding a majority of the shares of Acquiror Common Stock then held by the Securityholders in the aggregate as to which this Agreement has not been terminated, executed in the same manner as this Agreement and which makes reference to this Agreement. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party or parties hereto effected in a manner which does not comply with this Section 6 shall be null and void, ab initio.

7.             Except as set forth herein, no party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of (i) with respect to any Securityholder, the Company, and (ii) with respect to the Company, the Securityholders holding a majority of the shares of Acquiror Common Stock then held by the Securityholders in the aggregate as to which this Agreement has not been terminated. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each Securityholder and each of its respective successors, heirs and assigns and permitted transferees.

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8.             This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Delaware Chancery Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

9.             This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any joinder to this Agreement by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

10.           Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.           The liability of any Securityholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Securityholder be liable for any other Securityholder’s breach of such other Securityholder’s obligations under this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BLAIZE HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

SECURITYHOLDERS:

[●]

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

SCHEDULE I

SECURITYHOLDERS

[ ˜ ]1

1        To include (x) Burkhan Capital LLC and its Affiliates, (y) Bavaji, and (z) any other post-Closing shareholders of the Company as determined by the Board of Directors of Legacy Blaize in its sole discretion, in case of (x) and (z), other than any such person who is a party to that certain letter agreement, dated December 10, 2021, by and among the Company, its officers and directors, the Sponsor and certain other stockholders of the Company party thereto.

Annex B

Exhibit I

Form of Backstop Agreement

[See attached]

Execution Version

BACKSTOP SUBSCRIPTION AGREEMENT

This BACKSTOP SUBSCRIPTION AGREEMENT (this “Backstop Subscription Agreement”) is entered into on April 22, 2024, by and among BurTech Acquisition Corp., a Delaware corporation (“Issuer”), Blaize, Inc., a Delaware corporation (the “Company”), and the undersigned subscriber (the “Backstop Investor”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Transaction Agreement (as defined below).

WHEREAS, this Backstop Subscription Agreement is being entered into in connection with the Agreement and Plan of Merger, dated as of December 22, 2023 (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Issuer, the Company, BurTech Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Issuer (“Merger Sub”), and, solely for purposes of Section 3.1 and Section 3.5 thereto, Burkhan Capital LLC, a Delaware limited liability company, pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of Issuer (collectively, the “Transaction”);

WHEREAS, in connection with the Transaction, and subject to the limitations set forth in Section 1 hereof, Issuer is seeking the commitment from the Backstop Investor to purchase, substantially concurrently with the closing of the Transaction, shares of Issuer’s Class A common stock, par value $0.0001 per share (the “Backstop Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”) to backstop certain redemptions by Company shareholders; and

WHEREAS, the aggregate purchase price to be paid by the Backstop Investor for the subscribed Backstop Shares pursuant to Section 1 hereof is referred to herein as the “Subscription Amount”.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Backstop Investor and Issuer acknowledges and agrees as follows:

1.             Subscription. Subject to the terms and conditions set forth in this Backstop Subscription Agreement, in the event that the Trust Amount is less than $30,000,000, the Backstop Investor hereby irrevocably subscribes for and agrees to purchase from the Issuer, at the Per Share Subscription Price, the number of Backstop Shares equal to the quotient of (a) the difference of (x) $30,000,000 minus (y) the Trust Amount divided by (b) $10.00, with such number of Backstop Shares to be rounded up to the nearest whole number, and the Issuer agrees to sell such Backstop Shares to the Backstop Investor at the Per Share Subscription Price.

2.             Closing. The closing of the sale of the Backstop Shares contemplated hereby (the “Closing”) shall occur on the closing date (the “Closing Date”) and is expected to occur substantially concurrent with the consummation of the Transaction. Subject to the satisfaction or waiver of the conditions set forth in this Section 2 and in Section 3 below, upon delivery of written notice from (or on behalf of) Issuer to the Backstop Investor (the “Closing Notice”), that Issuer reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected Closing Date that is not less than ten (10) business days from the date on which the Closing Notice is delivered to the Backstop Investor, the Backstop Investor shall deliver to Issuer, on the expected Closing Date specified in the Closing Notice, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Issuer in the Closing Notice. On the Closing Date and prior to the release of the Subscription Amount by the Backstop Investor, Issuer shall issue the Backstop Shares against payment of the Subscription Amount to the Backstop Investor and cause the Backstop Shares to be registered in book entry form in the name of the Backstop Investor on Issuer’s share register (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Backstop Shares, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will provide to the Backstop Investor evidence of such issuance from Issuer’s transfer agent. For purposes of this Backstop Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, Backstop Investor shall deliver to Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the consummation of the Transaction does not occur within two (2) business days after the Closing Date under this Backstop Subscription Agreement, Issuer shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Backstop Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Backstop Investor, and any book entries for the Backstop Shares shall be deemed repurchased and cancelled; provided that, unless this Backstop Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Backstop Subscription Agreement or relieve the Backstop Investor of its obligation to purchase the Backstop Shares at the Closing.

3.             Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Backstop Shares pursuant to this Backstop Subscription Agreement is subject to the following conditions: (a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Backstop Shares under this Backstop Subscription Agreement; (b) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied or waived (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at or substantially contemporaneously with the closing of the Transaction); (c)(i) solely with respect to the Backstop Investor’s obligation to close, the representations and warranties made by Issuer, and (ii) solely with respect to Issuer’s obligation to close, the representations and warranties made by the Backstop Investor, in each case, in this Backstop Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties which are qualified by materiality, Material Adverse Effect or similar qualification, which shall be true and correct in all respects as of the Closing Date, and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transactions; and (d)(i) solely with respect to the Backstop Investor’s obligation to purchase the Backstop Shares pursuant to this Backstop Subscription Agreement, Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Backstop Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, and (ii) solely with respect to the Issuer’s obligation to close, the Backstop Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Backstop Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

4.             Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Backstop Subscription Agreement.

5.             Issuer Representations and Warranties. Issuer represents and warrants to the Backstop Investor that:

(a)            Issuer is duly incorporated, validly existing and in good standing under the laws of Delaware. Issuer has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Backstop Subscription Agreement.

(b)            As of the Closing Date, the Backstop Shares will be duly authorized and, when issued and delivered to the Backstop Investor against full payment therefor in accordance with the terms of this Backstop Subscription Agreement, the Backstop Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Issuer’s certificate of incorporation (as in effect at such time of issuance) or under the Delaware General Corporation Law.

(c)            This Backstop Subscription Agreement has been duly authorized, executed and delivered by Issuer and, assuming that this Backstop Subscription Agreement constitutes the valid and binding agreement of the Backstop Investor, this Backstop Subscription Agreement is enforceable against Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d)            The issuance and sale by Issuer of the Backstop Shares pursuant to this Backstop Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Issuer or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its subsidiaries is bound or to which any of the property or assets of Issuer is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Issuer and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Backstop Shares or the legal authority of Issuer to comply in all material respects with its obligations under this Backstop Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Issuer; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Issuer or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Backstop Shares or the legal authority of Issuer to comply in all material respects with its obligations under this Backstop Subscription Agreement.

(e)            As of their respective filing dates, all reports required to be filed by Issuer with the U.S. Securities and Exchange Commission (the “SEC”) since December 10, 2021 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(f)            Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Backstop Shares pursuant to this Backstop Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 13 of this Backstop Subscription Agreement; (iv) those required by The Nasdaq Stock Market LLC, including with respect to obtaining approval of Issuer’s stockholders, and (v) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)            As of the date hereof, Issuer has not received any written communication from a governmental authority that alleges that Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)            Assuming the accuracy of the Backstop Investor’s representations and warranties set forth in Section 6 of this Backstop Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Backstop Shares by Issuer to the Backstop Investor.

(i)             Neither Issuer nor any person acting on its behalf has offered or sold the Backstop Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(j)            As of the date hereof, the issued and outstanding shares of Issuer’s Class A common stock are registered pursuant to Section 12(b) of the Exchange Act.

(k)            Issuer is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Backstop Shares.

6.             Backstop Investor Representations and Warranties. The Backstop Investor represents and warrants to Issuer that:

(a)            The Backstop Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is aware that the sale is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Backstop Shares only for its own account and not for the account of others, or if the Backstop Investor is subscribing for the Backstop Shares as a fiduciary or agent for one or more investor accounts, the Backstop Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Backstop Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Backstop Investor is not an entity formed for the specific purpose of acquiring the Backstop Shares. The Backstop Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Accordingly, the Backstop Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

(b)            The Backstop Investor is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the Transaction and has exercised independent judgment in evaluating its purchase of the Backstop Shares. Accordingly, the Backstop Investor understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). The Backstop Investor has determined based on its own independent review and such professional advice as it deems appropriate that the Backstop Investor’s purchase of the Backstop Shares and participation in the Transaction (A) are fully consistent with its financial needs, objectives and condition, (B) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (C) have been duly authorized and approved by all necessary action, (D) do not and will not violate or constitute a default under the Backstop Investor’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (E) are a fit, proper and suitable investment for the Backstop Investor, notwithstanding the substantial risks inherent in investing in or holding the Backstop Shares. The Backstop Investor is able to bear the substantial risks associated with its purchase of the Backstop Shares, including but not limited to loss of its entire investment therein.

(c)            The Backstop Investor acknowledges and agrees that the Backstop Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Backstop Shares have not been registered under the Securities Act and that Issuer is not required to register the Backstop Shares except as set forth in Section 7 of this Backstop Subscription Agreement. The Backstop Investor acknowledges and agrees that the Backstop Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Backstop Investor absent an effective registration statement under the Securities Act except (i) to Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entry records representing the Backstop Shares shall contain a restrictive legend to such effect. The Backstop Investor acknowledges and agrees that the Backstop Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Backstop Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Backstop Shares and may be required to bear the financial risk of an investment in the Backstop Shares for an indefinite period of time. The Backstop Investor acknowledges and agrees that the Backstop Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that the Company files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Backstop Investor shall not engage in hedging transactions with regard to the Backstop Shares unless in compliance with the Securities Act. The Backstop Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Backstop Shares.

(d)            The Backstop Investor acknowledges and agrees that the Backstop Investor is purchasing the Backstop Shares from Issuer. The Backstop Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Backstop Investor by or on behalf of Issuer, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Issuer expressly set forth in Section 5 of this Backstop Subscription Agreement.

(e)            The Backstop Investor acknowledges and agrees that the Backstop Investor has received, reviewed and understood the offering materials made available to it in connection with the Transaction, and has received and has had an adequate opportunity to review, such financial and other information as the Backstop Investor deems necessary in order to make an investment decision with respect to the Backstop Shares, including, with respect to Issuer, the Transaction and the business of the Company and its subsidiaries. The Backstop Investor acknowledges that certain information received was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such projections. The Backstop Investor acknowledges that it has reviewed Issuer’s filings with the SEC. The Backstop Investor acknowledges and agrees that, each of the Backstop Investor and the Backstop Investor’s professional advisor(s), if any: (i) has conducted its own investigation of the Issuer, the Company and the Backstop Shares; (ii) has had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make a decision to purchase the Backstop Shares; (iii) has been offered the opportunity to ask questions of the Issuer and the Company and received answers thereto, including on the financial information, as it deemed necessary in connection with its decision to purchase the Backstop Shares; and (iv) has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Backstop Shares. The Backstop Investor further acknowledges that the information provided to it is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Backstop Investor’s obligation to purchase the Backstop Shares hereunder.

(f)            The Backstop Investor became aware of this offering of the Backstop Shares solely by means of direct contact between the Backstop Investor and Issuer, the Company or a representative of Issuer or the Company, and the Backstop Shares were offered to the Backstop Investor solely by direct contact between the Backstop Investor and Issuer, the Company or a representative of Issuer or the Company. The Backstop Investor did not become aware of this offering of the Backstop Shares, nor were the Backstop Shares offered to the Backstop Investor, by any other means. The Backstop Investor acknowledges that the Backstop Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Backstop Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer contained in Section 5 of this Backstop Subscription Agreement, in making its investment or decision to invest in the Issuer. The Backstop Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice that it deems appropriate) with respect to the Transaction, the Backstop Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Based on such information as the Backstop Investor has deemed appropriate, the Backstop Investor has independently made its own analysis and decision to enter into the Transaction.

(g)            The Backstop Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Backstop Shares, including those set forth in Issuer’s filings with the SEC. The Backstop Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Backstop Shares, and the Backstop Investor has sought such accounting, legal and tax advice as the Backstop Investor has considered necessary to make an informed investment decision. The Backstop Investor is able to fend for itself in the transactions contemplated herein, has exercised its independent judgment in evaluating its investment in the Backstop Shares, is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and the Backstop Investor has sought such accounting, legal and tax advice as the Backstop Investor has considered necessary to make an informed investment decision. The Backstop Investor acknowledges that Backstop Investor shall be responsible for any of the Backstop Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Backstop Subscription Agreement, and that neither Issuer nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Backstop Subscription Agreement.

(h)            Alone, or together with any professional advisor(s), the Backstop Investor has been furnished with all materials that it considers relevant to an investment in the Backstop Shares, has had a full opportunity to ask questions of and receive answers from Issuer or any person or persons acting on behalf of Issuer concerning the terms and conditions of an investment in the Backstop Shares, has adequately analyzed and fully considered the risks of an investment in the Backstop Shares and determined that the Backstop Shares are a suitable investment for the Backstop Investor and that the Backstop Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Backstop Investor’s investment in Issuer. The Backstop Investor acknowledges specifically that a possibility of total loss exists.

(i)             In making its decision to purchase the Backstop Shares, the Backstop Investor has relied solely upon independent investigation made by the Backstop Investor and the representations and warranties of Issuer in Section 5.

(j)             The Backstop Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Backstop Shares or made any findings or determination as to the fairness of this investment.

(k)            The Backstop Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Backstop Subscription Agreement.

(l)            The execution, delivery and performance by the Backstop Investor of this Backstop Subscription Agreement are within the powers of the Backstop Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Backstop Investor is a party or by which the Backstop Investor is bound, and will not violate any provisions of the Backstop Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Backstop Investor on this Backstop Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Backstop Subscription Agreement constitutes the valid and binding agreement of Issuer, this Backstop Subscription Agreement constitutes a legal, valid and binding obligation of the Backstop Investor, enforceable against the Backstop Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m)           Neither the Backstop Investor nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is: (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Backstop Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Backstop Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Backstop Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. The Backstop Investor further represents that the funds held by the Backstop Investor and used to purchase the Backstop Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n)            If the Backstop Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Backstop Investor represents and warrants that (A) neither Issuer nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Backstop Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Backstop Investor’s investment in the Backstop Shares; and (B) its purchase of the Backstop Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(o)            The Backstop Investor has or has commitments to have and, when required to deliver payment to Issuer pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Backstop Shares pursuant to this Subscription Agreement.

7.             Registration Rights.

(a)            Issuer agrees that, within thirty (30) business days following the Closing Date (such deadline, the “Filing Deadline”), Issuer will submit to or file with the SEC a registration statement for a shelf registration on Form S-1 or Form S-3 (if Issuer is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Backstop Shares acquired by the Backstop Investor pursuant to this Backstop Subscription Agreement which are eligible for registration (determined as of two business days prior to such submission or filing) (the “Registrable Backstop Shares”) and Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 120th calendar day following the filing date thereof if the SEC notifies Issuer that it will “review” the Registration Statement (including a limited review) and (ii) the 10th business day after the date Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that Issuer’s obligations to include the Registrable Backstop Shares in the Registration Statement are contingent upon Backstop Investor furnishing in writing to Issuer such information regarding Backstop Investor or its permitted assigns, the securities of Issuer held by Backstop Investor and the intended method of disposition of the Registrable Backstop Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Issuer to effect the registration of the Registrable Backstop Shares at least five (5) business days in advance of the expected filing date of the Registration Statement, and Backstop Investor shall execute such documents in connection with such registration as Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that Backstop Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Backstop Shares. Notwithstanding the foregoing, if the SEC prevents Issuer from including any or all of the shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Backstop Shares pursuant to this Section 7 by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Backstop Shares which is equal to the maximum number of Backstop Shares as is permitted to be registered by the SEC. In such event, the number of Backstop Shares to be registered for each selling stockholder named in such Registration Statement shall be reduced pro rata among all such selling stockholders. In the event Issuer amends the Registration Statement in accordance with the foregoing, Issuer will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Registrable Backstop Shares that were not registered on the initial Registration Statement, as so amended. For as long as the Backstop Investor holds Backstop Shares, Issuer will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Backstop Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Backstop Investor). Any failure by Issuer to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 7.

(b)            At its expense Issuer shall:

(i)             except for such times as Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Issuer determines to obtain, continuously effective with respect to Backstop Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Backstop Investor ceases to hold any Registrable Backstop Shares, (B) the date all Registrable Backstop Shares held by Backstop Investor may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) two (2) years from the date of effectiveness of the Registration Statement (the period of time during which Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”);

(ii)           during the Registration Period, advise Backstop Investor, as expeditiously as practicable:

(1)             when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)             after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)             of the receipt by Issuer of any notification with respect to the suspension of the qualification of the Registrable Backstop Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)             subject to the provisions in this Backstop Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Issuer shall not, when so advising Backstop Investor of such events, provide Backstop Investor with any material, nonpublic information regarding Issuer other than to the extent that providing notice to Backstop Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding Issuer;

(iii)           during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)          during the Registration Period, upon the occurrence of any event contemplated in Section 7(b)(ii)(4) above, except for such times as Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Backstop Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)           during the Registration Period, use its commercially reasonable efforts to cause all Registrable Backstop Shares to be listed on each securities exchange or market, if any, on which the shares of common stock issued by Issuer have been listed;

(vi)          during the Registration Period, use its commercially reasonable efforts to allow the Backstop Investor to review disclosure regarding the Backstop Investor in the Registration Statement; and

(vii)          during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Backstop Investor, consistent with the terms of this Backstop Subscription Agreement, in connection with the registration of the Registrable Backstop Shares.

(c)            Notwithstanding anything to the contrary in this Backstop Subscription Agreement, Issuer shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Issuer’s board of directors reasonably believes would require additional disclosure by Issuer in the Registration Statement of material information that Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Issuer’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of the members of Issuer’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to Issuer and the majority of the members of Issuer’s board of directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that Issuer may not delay or suspend the Registration Statement on more than three occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Backstop Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Backstop Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Backstop Investor receives copies of a supplemental or amended prospectus (which Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Issuer unless otherwise required by law or subpoena. If so directed by Issuer, Backstop Investor will deliver to Issuer or, in Backstop Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Backstop Shares in Backstop Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Backstop Shares shall not apply (A) to the extent Backstop Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)            Indemnification.

(i)             Issuer agrees to indemnify, to the extent permitted by law, Backstop Investor (to the extent a seller under the Registration Statement), its directors and officers and each person who controls Backstop Investor (within the meaning of the Securities Act or the Exchange Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Issuer by or on behalf of Backstop Investor expressly for use therein.

(ii)            In connection with any Registration Statement in which Backstop Investor is participating, Backstop Investor shall furnish (or cause to be furnished) to Issuer in writing such information and affidavits as Issuer reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Issuer, its directors and officers and each person or entity who controls Issuer (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of Backstop Investor expressly for use therein.

(iii)           Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)           The indemnification provided for under this Backstop Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v)           If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Backstop Investor shall be limited to the net proceeds received by Backstop Investor from the sale of Registrable Backstop Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

8.             Termination. This Backstop Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Backstop Subscription Agreement, (c) if the conditions to Closing set forth in Section 3 of this Backstop Subscription Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Backstop Subscription Agreement will not be or are not consummated at the Closing and (iv) the Agreement End Date (as defined in the Transaction Agreement and as it may be extended as described therein) if the Closing has not occurred by such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Issuer shall notify the Backstop Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Backstop Subscription Agreement in accordance with this Section 8, any monies paid by the Backstop Investor to Issuer in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Backstop Investor.

9.             Backstop Investor Covenant. Backstop Investor hereby agrees that, from the date of this Backstop Subscription Agreement, none of Backstop Investor, its controlled affiliates, or any person or entity acting on behalf of Backstop Investor or any of its controlled affiliates or pursuant to any understanding with Backstop Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of Issuer prior to the Closing Date. For purposes of this Section 9, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Backstop Investor that have no knowledge of this Backstop Subscription Agreement or of Backstop Investor’s participation in the Transaction (including Backstop Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) if Backstop Investor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Backstop Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of Backstop Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Backstop Shares covered by this Backstop Subscription Agreement.

10.           Trust Account Waiver. The Backstop Investor acknowledges that Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Issuer and one or more businesses or assets. The Backstop Investor further acknowledges that, as described in Issuer’s prospectus relating to its initial public offering dated December 10, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Issuer’s assets consist of the cash proceeds of Issuer’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Issuer, its public shareholders and the underwriter of Issuer’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Issuer entering into this Backstop Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Backstop Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and irrevocably agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Backstop Subscription Agreement. Backstop Investor agrees and acknowledges that such irrevocable waiver is material to this Backstop Subscription Agreement and specifically relied upon by Issuer and its affiliates to induce Issuer to enter in this Backstop Subscription Agreement, and each such party further intends and understands such waiver to be valid, binding and enforceable against the Backstop Investor and its affiliates under applicable law. To the extent Backstop Investor commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Issuer or its affiliates, which proceeding seeks, in whole or in part, monetary relief against Issuer or its affiliates, the Backstop Investor hereby acknowledges and agrees that the Backstop Investor’s sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Backstop Investor (or any person claiming on any of their behalves or in lieu of any of the Backstop Investor) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein and in the event of any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Issuer or its affiliates, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) in violation of this Backstop Subscription Agreement, Issuer shall be entitled to recover from the Backstop Investor and its affiliates, the associated legal fees and costs in connection with any such action, in the event Issuer or its affiliates, as applicable, prevails in such action or proceeding. Notwithstanding any else in this Section 10, nothing herein shall be deemed to limit the Backstop Investor’s right, title, interest or claim to the Trust Account by virtue of the Backstop Investor’s record or beneficial ownership of any equity interests in Issuer acquired by any means other than pursuant to this Backstop Subscription Agreement.

11.           Miscellaneous.

(a)            Neither this Backstop Subscription Agreement nor any rights that may accrue to the Backstop Investor hereunder (other than the Backstop Shares acquired hereunder, if any) may be transferred or assigned; provided that the Backstop Investor may assign its rights and obligations under this Backstop Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Backstop Investor or an affiliate thereof); provided, further, that no such assignment shall relieve the Backstop Investor of its obligations hereunder.

(b)            Issuer may request from the Backstop Investor such additional information as Issuer may deem necessary to evaluate the eligibility of the Backstop Investor to acquire the Backstop Shares and in connection with the inclusion of the Backstop Shares in the Registration Statement, and the Backstop Investor shall provide such information as may reasonably be requested. The Backstop Investor acknowledges that Issuer may file a copy of this Backstop Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Issuer.

(c)            The Backstop Investor acknowledges that Issuer and the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of the Backstop Investor contained in this Backstop Subscription Agreement. Prior to the Closing, the Backstop Investor agrees to promptly notify Issuer if any of the acknowledgments, understandings, agreements, representations and warranties of the Backstop Investor set forth herein are no longer accurate. The Backstop Investor acknowledges and agrees that each purchase by the Backstop Investor of Backstop Shares from Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notification) by the Backstop Investor as of the time of such purchase.

(d)            Issuer, the Company, and the Backstop Investor are each entitled to rely upon this Backstop Subscription Agreement and each is irrevocably authorized to produce this Backstop Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)            All of the representations and warranties contained in this Backstop Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Backstop Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f)             This Backstop Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)            This Backstop Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 11(c) with respect to the persons referenced therein, this Backstop Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)            Except as otherwise provided herein, this Backstop Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)             If any provision of this Backstop Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Backstop Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)             This Backstop Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)            The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Backstop Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Backstop Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Backstop Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Backstop Investor’s obligations to fund the Subscription Amount and the provisions of the Backstop Subscription Agreement of which the Company is an express third-party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

(l)             THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS BACKSTOP SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS BACKSTOP SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS BACKSTOP SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(l) OF THIS BACKSTOP SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS BACKSTOP SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRED THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(m)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS BACKSTOP SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS BACKSTOP SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS BACKSTOP SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS BACKSTOP SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(m).

12.           Non-Reliance and Exculpation. The Backstop Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of Issuer expressly contained in Section 5 of this Backstop Subscription Agreement, in making its investment or decision to invest in Issuer. For purposes of this Backstop Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Issuer, the Company, any of the Issuer’s, the Company’s controlled affiliates or any family member of the foregoing.

13.           Press Releases. All press releases or other public communications relating to the transactions contemplated hereby between Issuer, the Company and the Backstop Investor, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) Issuer, (ii) the Company and (iii) to the extent such press release or public communication references the Backstop Investor or its affiliates or investment advisers by name, the Backstop Investor, which approval shall not be unreasonably withheld or conditioned; provided, that neither Issuer, the Company nor the Backstop Investor shall be required to obtain consent pursuant to this Section 13 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 13. The restriction in this Section 13 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

14.           Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Backstop Investor, to the address provided on the Backstop Investor’s signature page hereto.

If to Issuer, to:

BurTech Acquisition Corp.

1300 Pennsylvania Ave NW, Suite 700

Washington, DC 20004

Attention: Shahal Khan

Email: shahal@burkhan.world

With a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019-6022

Attention: Rajiv Khanna

Email: rajiv.khanna@nortonrosefulbright.com

If to the Company to:

Blaize, Inc.

4659 Golden Foothill Parkway, Suite 206

El Dorado Hills, CA 95762

Attention: Harminder Sehmi

Email: harminder.sehmi@blaize.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention: Ryan J. Maierson; Ryan J. Lynch

Email: ryan.maierson@lw.com; ryan.lynch@lw.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Backstop Investor has executed or caused this Backstop Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Backstop Investor:		State/Country of Formation or Domicile:

BurTech LP LLC		Delaware

By:		Date: April 22, 2024
Name:	Shahal Khan
Title:	Chief Executive Officer

Backstop Investor’s EIN: [●]

Business Address:

BurTech LP LLC 1300 Pennsylvania Ave NW, Suite 700 Washington, DC 20004 Attention: Shahal Khan Email: shahal@burkhan.world

Telephone No.: [●]

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Issuer in the Closing Notice.

[Signature Page to Backstop Subscription Agreement]

IN WITNESS WHEREOF, Issuer has accepted this Backstop Subscription Agreement as of the date set forth below.

BURTECH ACQUISITION CORP.

By:
Name: Shahal Khan
Title: Chief Executive Officer

Date: April 22, 2024

[Signature Page to Backstop Subscription Agreement]

IN WITNESS WHEREOF, the Company has accepted this Backstop Subscription Agreement as of the date set forth below.

BLAIZE, INC.

By:
Name: Dinakar Munagala
Title: Chief Executive Officer

Date: April 22, 2024

[Signature Page to Backstop Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE BACKSTOP INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Backstop Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Backstop Investor and under which the Backstop Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Backstop Investor

and constitutes a part of this Backstop Subscription Agreement.

[Schedule A to Backstop Subscription Agreement]